Exhibit 1

JOINT FILING UNDERTAKING

The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of Acxiom Corporation is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

ValueAct Capital Master Fund L.P., by
VA Partners, L.L.C., its General Partner

	By:	/s/ George F. Hamel, Jr.
Dated: May 23, 2007		George F. Hamel, Jr., Managing Member

VA Partners, L.L.C.

	By:	/s/ George F. Hamel, Jr.
Dated: May 23, 2007		George F. Hamel, Jr., Managing Member

ValueAct Capital Management, L.P., by, ValueAct Capital Management, LLC its General Partner

	By:	/s/ George F. Hamel, Jr.
Dated: May 23, 2007		George F. Hamel, Jr., Managing Member

ValueAct Capital Management, LLC

	By:	/s/ George F. Hamel, Jr.
Dated: May 23, 2007		George F. Hamel, Jr., Managing Member

	By:	/s/ Jeffrey W. Ubben
Dated: May 23, 2007		Jeffrey W. Ubben, Managing Member

	By:	/s/ George F. Hamel, Jr.
Dated: May 23, 2007		George F. Hamel, Jr., Managing Member

	By:	/s/ Peter H. Kamin
Dated: May 23, 2007		Peter H. Kamin, Managing Member